                                                                     Exhibit 23





                              ACCOUNTANTS' CONSENT







The Board of Directors
First National Bancshares, Inc.
Bradenton, Florida

We consent to the use of our report dated January 25, 2000 relating to the consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 of First National Bancshares, Inc., in the Annual Report for 1999 on Form 10-K of First National Bancshares, Inc.






                                              CHRISTOPHER, SMITH, LEONARD,
                                                  BRISTOW, STANELL & WELLS, P.A.






FEBRUARY 28, 2000